STOCK OPTION AGREEMENT


           This Stock Option Agreement (the "Option Agreement") dated as of August 19, 1996, provides for the grant of stock options by VICORP Restaurants, Inc., a Colorado Corporation (the
"Company"), to J. Michael Jenkins, an employee of the Company ("Optionee").


                            RECITALS
                            --------
           A. On August 26, 1994, the Company and Optionee entered into a Stock Option Agreement pursuant to which Optionee was granted the option to purchase 300,000 shares of the Company's common stock, par value $.05 per share ("Common Stock") at prices ranging from $15.00 per share to $30.17 per share, and vesting on October 1, 1999 ("August 1994 Option").

           B. Effective August 19, 1996, the Board of Directors of the Company approved the grant of an option to Optionee as hereinafter provided, subject to and conditioned upon the surrender to the Company by Optionee of the August 1994 Option.

           C. Optionee is desirous of surrendering to the Company the August 1994 Option in consideration for the grant by the Company to Optionee of an option on the terms set forth herein.

           NOW, THEREFORE, in consideration of the covenants contained herein, the Company and Optionee agree as follows:

           I.  SURRENDER AND CANCELLATION.

            Optionee hereby surrenders all right, title and interest of Optionee in the options granted to him in the August 1994 Option. The Company hereby cancels and terminates the August 1994 Option Agreement and the options granted therein.

          II.  NUMBER OF SHARES, OPTION PRICE, AND VESTING.

          A. The Company hereby grants to Optionee options (the "Options") to purchase 300,000 shares of Common Stock for the exercise price of $13.00 per share. Optionee shall not have any rights as a shareholder with respect to the shares unless and until one or more certificates for such shares are delivered to him upon the exercise of one or more of the Options.

          B. In the event that the outstanding shares of the Company's common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, stock split up, or a combination of shares or dividends payable in stock of the class which is subject to this Option Agreement, appropriate adjustment in the number of shares subject to the Options shall be made so that the proportionate number of shares subject to the Options shall be maintained as before the occurrence of such event and an appropriate adjustment shall be made to the exercise price.

          C. Optionee acknowledges that the shares which are to be reserved for issuance upon the exercise of the Options are not at this time registered in accordance with applicable securities laws. The Company agrees that upon receipt of a written request by Optionee, it will, consistent with applicable securities laws and regulations, promptly prepare and file with the Securities and Exchange Commission an appropriate registration statement on Form S-8 and/or Form S-3, depending upon whether the Options have then been exercised (or any successor forms to such form subsequently promulgated by the Securities and Exchange Commission) pertaining to the shares covered by the Options and will use its reasonable good faith efforts to cause such registration statement to be declared effective as soon as practical thereafter. The Company will bear the expense to prepare and file such registration statement.

         III. PERIOD OF OPTION AND CONDITIONS OF EXERCISE.

           A. The Options shall vest and become exercisable in accordance with the following schedule:

               Shares                Vesting Date
               -------             ---------------
               100,000             August 19, 1996
               100,000             October 1, 1999
               100,000             October 1, 2002

Except as provided hereinafter, once vested, the options shall continue to be exercisable at any time or from time to time in whole or in part until August 20, 2006.

           B. If Optionee's employment with the Company is terminated for Just Cause or he resigns without Just Grounds prior to the vesting of the options, then any non-vested options shall not vest and they shall be immediately forfeited upon such termination or resignation.

           C. If Optionee terminates his position as an Employee of the Company without Just Grounds and for any reason other than death or disability or is terminated for Just Cause, any unexercised but vested options shall be canceled three (3) months after the effective date of Optionee's termination of employment.

           D. If Optionee dies, becomes permanently disabled, resigns on Just Grounds or is terminated other than for Just
Cause ("Events"), the shares shall vest and be vested in accordance with the following schedule:

                Vesting Date       Number of Shares
               ---------------     ----------------
               October 1, 1996          50,000
               October 1, 1997          50,000
               October 1, 1998          50,000
               October 1, 1999          50,000

           Such Options must then be exercised within six (6) months after vesting. All Options which have not previously vested under paragraph A above and which do not vest upon the occurrence of an Event under the above schedule in this paragraph D shall be immediately forfeited upon the occurrence of the Event. Disability and time of disability shall be determined by the Board.


           E. Upon a change of control of the Company, all of the Options shall immediately vest and become exercisable in full and shall continue to be exercisable at any time or from time to time in whole or in part until August 20, 2006. The terms "Just Cause" and "Just Grounds" as used in this Option Agreement shall have the same meaning as defined in Optionee's Employment Agreement with the Company dated August 26, 1994. The term "Change of Control" as used in this Option Agreement shall mean:

                1.  Any "person" (as such term is used in
     Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than or equal to fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

                2. During any period of twelve (12) months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

                3. A person (as defined in clause (1) above) acquires (or, during the twelve (12) month period ending on the date of the most recent acquisition by such person or group of persons, has acquired) gross assets of the Company that have an aggregate fair market value greater than or equal to over fifty percent (50%) of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

          IV.  NON-TRANSFERABILITY OF OPTION; DEATH OF OPTIONEE.

          The Options shall not be transferable otherwise than by will or by the laws of descent and distribution; and the Options may be exercised, during the lifetime of Optionee, only by Optionee, and in the event of the death of Optionee, only by Optionee's estate. In particularly, the options may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, except as expressly provided above and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof shall be null and void and without effect.




           V.  EXERCISE OF OPTION.

          The Options shall be exercised in the following manner:
Optionee or Optionee's estate shall deliver to the Company written notice specifying the number of shares which he elects to purchase and a date, not more than ten (10) business days after the date of such notice, upon which such shares shall be purchased and payment therefor shall be made. Upon delivery to the Company on such date of (i) cash or certified or bank cashier's check payable to the order of the Company, or (ii) shares of Common Stock, or (iii) the irrevocable direction of Optionee to withhold Common Stock from those exercised, in an amount equal to the product of the number of shares specified in such notice and the exercise price, together with payment, by (i) cash or certified or bank cashier's check payable to the order of the Company, (ii) or shares of Common Stock, or (iii) the irrevocable direction of Optionee to withhold Common Stock from those exercised, or (iv) by such other method as shall be acceptable to the Company, of such amount, if any, as the Company deems necessary to satisfy its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon, the shares so purchased shall thereupon be promptly delivered to Optionee or Optionee's estate. Provided, however, that if any securities or other law or regulation of any commission or agency of competent jurisdiction shall require the Company or the exercising Optionee to take any action with respect to the shares acquired by the exercise of an Option, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for the shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided that Optionee shall use Optionee's best efforts to take all necessary action to comply with such requirements of law or regulation.
Neither Optionee nor Optionee's estate will be deemed to be a holder of any shares pursuant to exercise of the Options until the date of the issuance of a stock certificate to him for such shares.

          VI.  NOTICES.

           Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to Optionee at the address Optionee last gave to the Company as his home address or such other address as he may designate in writing or to the Corporation at its principal offices.

         VII.  FAILURE TO ENFORCE NOT A WAIVER.

           The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

        VIII.  SEVERABILITY.

          If any provision of this Option Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Option Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Option Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

          IX.  COMPLETE AGREEMENT.

           This Option Agreement between Optionee and the Company embodies the complete agreement and understandings with respect to the subject matter hereof between the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

           X.  GOVERNING LAW.

            This Option Agreement shall be governed by and construed according to the laws of the State of Colorado.

           IN WITNESS WHEREOF, the Company has executed this Option on the day and year first above-written.

                         VICORP Restaurants, Inc.
                         a Colorado corporation


                     By  /s/ Charles R. Frederickson
                             _________________________________
                             Charles R. Frederickson, Chairman

           The undersigned hereby accepts and agrees to all terms and provisions of the foregoing Option Agreement.



                         /s/ J. Michael Jenkins
                             ____________________________
                             J. Michael Jenkins, Optionee